AMENDMENT NO. 1 TO
                              THE CREDIT AGREEMENT


            Amendment No. 1 to the Credit Agreement ("Amendment") between Vicon Industries, Inc., 89 Arkay Drive, Hauppauge, New York 11788 ("Borrower") and KeyBank National Association, ("KeyBank"). This Amendment is between Borrower and Washington Mutual Bank, FA, 1377 Motor Parkway, Islandia, New York 11749 (the "Bank"), the successor to KeyBank and to The Dime Savings Bank of New York, FSB.

                                    RECITALS:

            Borrower and KeyBank entered in a Credit Agreement, dated July 20, 1998, (the "Credit Agreement").

            Borrower desires to extend the maturity date of the Revolving Credit Loans and to amend certain financial covenants set forth in the Credit Agreement. The Bank has agreed to do so, but only on the condition that the Credit Agreement is amended as set forth herein, and that Borrower and the Subsidiaries enter into the other agreements provided for herein.

            Accordingly, parties hereby amend the Credit Agreement on the terms and conditions set forth and agree as follows:


                                    ARTICLE 1
                         AMENDMENTS TO CREDIT AGREEMENT.

            Section 1.1. General. Capitalized words and phrases used herein which are not defined in this Amendment shall have the meanings given to them in the Credit Agreement. This Amendment constitutes an amendment to the Credit Agreement and shall not be construed in any way as a replacement or substitution therefor. All of the terms and provisions of this Amendment are hereby incorporated by reference into the Credit Agreement as if such terms were set forth in full therein.

            Section 1.2.  Amendments to Definitions.  (a)  Section 1.01 of  the
                         ---------------------------
Credit Agreement is amended by adding the following definitions:

            "Current Assets" means all amounts that would, in accordance with GAAP, be included under current assets on the combined consolidated balance sheets of Borrower and each of its Subsidiaries.

            "Guaranty Confirmation" means the Guaranty confirmation in the form annexed to this Amendment No. 1 as Exhibit B.

            "Security Agreement" means the Security Agreement in the form annexed to this Amendment No. 1 as Exhibit C.

            (b) Section 1.01 of the Credit Agreement is hereby amended by deleting the existing definitions for the terms set forth below and replacing them with the following:

            "Bank" means Washington Mutual Bank, FA and its successors and assigns.

            "Current Debt" means, on the date of determination with respect to any Person, that portion of such Person's long term debt, including Capital Leases and the outstanding principal balance of the Term Loan, that is due and payable within the next 12 months. For purposes of the financial covenants contained in Section 10.05 of the Credit Agreement, as amended hereby, Current Debt shall include all Revolving Credit Loans.

            "Guarantors" mean Vicon Industries International Sales Corp., Vicon Industries Foreign Sales Corp., Telesite USA, Inc., Q. S. R. Ltd., Vicon Industries Limited. and Vicon Industries (H.K.), Ltd., and each future Subsidiary which is required to become a party to the Guaranty in accordance with Section 9.10 of the Credit Agreement.

            "Loan Documents" means the Credit Agreement, the Notes, the Guaranty, the Guaranty Confirmation, the Security Agreement, and all other documents or instruments executed in connection herewith or therewith.

            "Net Income" means, with respect to any Person for any period, such Person's net income after taxes for such period as reflected on such Person's financial statements, excluding income from capital gain, and in Borrower's case, excluding expense associated with a consulting payment involving Q. S. R. Ltd.. not exceeding $710,000 in the aggregate (the Q.S.R. Consulting Expense").

            "Revolving Credit Commitment" means the obligation of the Bank to extend revolving credit to Borrower in accordance with the terms of the Credit Agreement in the aggregate principal amount not to exceed $5,000,000.

            "Revolving Credit Note" means a promissory note of Borrower in the form annexed to this Amendment No. 1 as Exhibit A, evidencing the Revolving Credit Loans made by the Bank to Borrower pursuant to the Credit Agreement.

            "Revolving Credit Termination Date" means July 31, 2004.


                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

            Borrower represents and warrants to the Bank as follows:

      Section 2.1. Confirm Warranties and Representations. Borrower confirms that each of the representations and warranties set forth in Article 7 of the Credit Agreement is true in all material respects as of the date hereof with respect to Borrower and, to the extent applicable, the Guarantors, with the same effect as though made on the date hereof (except when such representation or warranty by its terms relates to a specific date other than the date hereof), except that Schedules I, II, III and V to the Credit Agreement are updated as of the date hereof and annexed hereto. Each such warranty and representation is hereby incorporated herein in full by reference as if fully restated in its entirety. Since September 30, 2001, there has been no material adverse change in the business, operations, assets or financial or other condition of Borrower, or of Borrower and the Guarantors, except as disclosed in Borrower's projections delivered to the Bank in connection with its approval of this Amendment.

      Section 2.2. No Default. No Default or Event of Default now exists under the Credit Agreement, as amended hereby.

      Section 2.3. Corporate Power. Borrower and each Guarantor has the requisite corporate power and authority to enter into, perform and deliver this Amendment and any other documents, instruments, agreements or other writings to be delivered in connection herewith. This Amendment, and all documents contemplated hereby or delivered in connection herewith, have each been duly authorized, executed and delivered and the transactions contemplated herein have been duly authorized by all necessary action.

      Section 2.4. Enforceability. This Amendment and any other documents, agreements or instruments now or hereafter executed and delivered to the Bank by Borrower in connection herewith constitute (or shall, when delivered, constitute) valid and legally binding obligations of Borrower, each of which is and shall be enforceable against Borrower in accordance with their respective terms.

      Section 2.5. Consents. No consent, waiver or approval of any entity is or will be required in connection with the execution, delivery, performance, validity or enforcement or priority of this Amendment, or any other agreements, instruments or documents to be executed or delivered in connection herewith.

      Section 2.6. No Omission. No representation, warranty or statement by Borrower contained herein or in any other document to be furnished by Borrower in connection herewith contains, or at the time of delivery shall contain, any untrue statement of material fact, or omits or at the time of delivery shall omit to state a material fact necessary to make such representation, warranty or statement not misleading.

                                    ARTICLE 3
                                   CONDITIONS

            Section 3.1.  Conditions to  Effectiveness.  This Amendment  shall
                          ----------------------------
become effective only upon satisfaction of the following conditions precedent:

            (a) The Bank shall have received each of the following documents, in form and substance reasonably satisfactory to the Bank and its counsel:

                  (i)   this Amendment, duly executed by Borrower;

                  (ii) copies of resolutions of Borrower's Board of Directors authorizing the execution, delivery and performance of this Amendment, the Security Agreement, and each other document to be delivered pursuant to this Amendment, together with a certificate of Borrower's secretary certifying as to the accuracy of articles of incorporation and the by-laws of Borrower;

                  (iii) copies of resolutions of Guarantors' Board of Directors authorizing the execution, delivery and performance of this Amendment, and where applicable, the Guaranty, the Guaranty Confirmation and the Security Agreement, and each other document to be delivered pursuant to this Amendment, together with a certificate and officer of such Guarantor certifying as the accuracy of the articles of incorporation and the by-laws of each such Guarantor;

                  (iv) The Security Agreement duly executed by Borrower and each Domestic Subsidiary;

                  (v)   the  Guaranty   Confirmation   or  the  Guaranty,   as
applicable, duly executed by the Guarantors, as required;

(vi)  the Revolving Credit Note, duly executed by Borrower;

(vii) the legal opinion of counsel for Borrower and the Guarantors;

                  (viii) satisfactory evidence that Borrower and the Guarantors are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and each other jurisdiction where qualification is necessary;

                  (ix) evidence that Borrower has obtained the insurance required under the Security Agreement; and

                  (x) such other documents, instruments, approvals, opinions and evidence as the Bank may reasonably require.

            (b) Borrower shall have paid the Bank a fee of $10,000 and the fees and expenses of the Bank's counsel in connection with the preparation, execution and delivery of this Amendment and the other documents referred to herein.

            (c) Borrower and the Guarantors shall obtain all consents, permits and approvals required in connection with the execution, delivery and performance by Borrower and the Guarantors of their obligations hereunder and such consents, permits and approvals shall continue in full force and effect.

            (d) All legal matters in connection with this Amendment and financing shall be reasonably satisfactory to the Bank and their counsel.


                                    ARTICLE 4
                               SPECIFIC AMENDMENTS

            Section 4.1. Use of Proceeds. Sections 2.03(a) and 2.08(a) of the Credit Agree-ment are deleted. Section 2.03(a) is replaced with the following:

            "Borrower shall use the proceeds of the Revolving Credit Loans for general working capital purposes and letters of credit and no other purpose. Borrower may not advance any proceeds from a Revolving Credit Loan to any Subsidiary or Affiliate unless it is a Guarantor."

            Section 4.2. Interest on Revolving Credit Loans. The first sentence of Section 2.05(a) of the Credit Agreement is amended to delete the words "minus a margin of 200 basis points" and the comma proceeding them. The first sentence of Section 2.05(b) of the Credit Agreement is amended and the words "a margin of 90 basis points" are replaced with the phrase "a margin of 190 basis points."

            Section 4.3. Changes of Commitment. Section 2.06(a) of the Credit Agreement is deleted and now reads as follows in its entirety:

            "The Revolving Credit Commitment is limited to a maximum of $5,000,000."

            Section 4.4. Facility Fee. The words "Facility Fee equal to ten basis points" in the second sentence of Section 2.11 of the Credit Agreement are replaced with the phrase "Facility Fee equal to 15 basis points."

            Section 4.5. Security Agreement. The following provisions are added as new Sections 8.12, 8.13 and 8.14 to the Credit Agreement:

            Section 8.12 Collateral Audit. Furnish to the Bank, (a) on demand after the occurrence of an Event of Default or (b) within 30 days following a request therefor, no more than once a year so long as no Event of Default shall have occurred, an annual audit of the Collateral (as defined in the Security Agreement), in each case paid for by Borrower and conducted by an auditor selected by the Bank, the results of which shall be satisfactory in all respects to the Bank.

            Section 8.13 Notice of Changes. Borrower will furnish the Bank prompt written notice of any change in (a) the legal name of Borrower or of any Guarantor, or any trade name used to identify it in the conduct of its business or in the ownership of its properties, (b) the jurisdiction of organization or the location of the chief executive office of Borrower or of any Guarantor, its principal place of business, any office in which it maintains its books or records or records relating to Collateral owned or held by it or on its behalf or any office or facility at which Collateral owned or held by it or on its behalf is located (including the establishment of any such new office or facility), (c) the identity or organizational structure of Borrower or of any Guarantor or (d) the organizational identification number or the Federal Taxpayer Identification Number of Borrower or of any Guarantor. Borrower shall not effect or permit any change referred to in the foregoing sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Bank to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Borrower shall promptly notify the Bank if any material portion of the Collateral is damaged or destroyed.

      Section 8.14 Further Assurances. (a) At Borrower's expense, Borrower shall and cause each Subsidiary to execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings and other documents), that may be required under any applicable law, or which the Bank may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the validity or priority of the Liens created or intended to be created by the Security Documents.

      (b) If any material assets are acquired by Borrower or any Subsidiary after the date hereof (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), Borrower shall notify the Bank, and, if requested, Borrower at its expense will cause such assets to be subjected to a perfected Lien in favor of the Bank.

            Section 4.6. Re-Purchases of Borrower's Common Stock. Subsection (j) which was added to Section 9.03 by letter amendment dated June 19, 2000, is hereby deleted and replaced with the following:

            "(j) Purchases of Borrower's common stock, in open market transactions executed between February 15, 2002 and the Revolving Credit Termination Date, having an aggregate value not to exceed $500,000.

            Section 4.7.      Acquisitions.   Existing  Section  9.07  of  the
Credit Agreement is deleted, and replaced with the following:

                  "Make any Acquisition, unless the Person to be acquired is primarily in the business of manufacturing or selling security, surveillance, safety control or protection systems or system components, and the Bank has been furnished with (a) such documents as are necessary in the Bank's discretion to provide the Bank with a Guaranty of the Person to be acquired, (b) satisfactory evidence that, the consideration paid or to be paid by Borrower or any Subsidiary in connection with the proposed Acquisition, when aggregated with the consideration paid or to be paid in connection with all other Acquisitions consummated in any 12 month period, does not exceed $500,000 (c) satisfactory evidence that the Acquisition involves a Person that has its principal business operations in the United States and, if an entity, was formed under the laws of a United States jurisdiction, (d) a certificate of the President or Chief Financial Officer of Borrower certifying that no Default would occur as a result of Borrower's making such Acquisition and (e) prior to completing such Acquisition, financial statements of Borrower demonstrating compliance with the covenants contained in Article 10, (i) on a pro forma basis at the time immediately after the Acquisition and (ii) on a projected basis, for the four fiscal quarters immediately following such Acquisition.

            Section 4.8.      Financial Covenants.
                              -------------------

                  (a) Sections 10.01 through 10.03 are hereby deleted from the Credit Agreement and replaced with the following, effective as of December 31, 2001:

            Section 10.01. Net Income and Loss. Borrower shall on a consolidated basis (i) maintain a positive Net Income on a fiscal year basis for all fiscal years after the year ending September 30, 2002, (ii) commencing with the two fiscal quarters ending March 31, 2003, not have two consecutive fiscal quarters in which it has net losses that total in excess of $500,000 and (iii) commencing with the four fiscal quarters ending September 30, 2003, not have four consecutive fiscal quarters in which it has net losses that total in excess of $800,000. In addition, the maximum quarterly loss, before taxes, without giving effect to any tax benefits and excluding the Q.S.R. Consulting Expense, shall not exceed $1,200,000, and the maximum loss, before taxes, without giving effect to any tax benefit and excluding the Q.S.R. Consulting Expense, shall not exceed $2,100,000 at any time during year ending September 30, 2002.

            Section 10.02 Maximum Liabilities to Worth Ratio. Borrower shall maintain on a consolidated basis at all times a ratio of Total Liabilities (other than Liabilities which are subordinated on terms satisfactory to the Bank) to Tangible Net Worth of not more than 1.50:1.0.

            Section 10.03 Capital Expenditures. The annual combined Capital Expenditures of Borrower and its Subsidiaries shall not exceed $1,000,000 during the fiscal year ending September 30, 2002 or $1,200,000 for all fiscal years thereafter.

            Section 10.04 Debt Coverage Ratio. For periods after the fiscal year ending September 30, 2002, Borrower shall maintain on a consolidated basis a Debt Coverage Ratio, to be tested quarterly on a year to date basis through September 30, 2003, and thereafter on a rolling four quarter basis, of (a) not less than 1.10:1.0 through March 31, 2003 and (b) not less than 1.25:1.0 thereafter.

            Section 10.05 Working Capital. During each fiscal quarter Borrower's Current Assets, minus its Current Debt, on a consolidated basis, shall be not less than $25,000,000.

                  (b) The last sentence of existing Section 10.04 is deleted, and the Section is redesignated as Section 10.06.

            Section 4.9. Events of Default. Existing Section 11.01(d) of the Credit Agreement is deleted and replaced with the following:

            (d) Borrower or any Guarantor shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed in any Loan Document or the loan documents relating to the Mortgage Debt (as defined in the Security Agreement) and such failure shall continue for 15 consecutive days.

                                    ARTICLE 5
                                  MISCELLANEOUS

            Section 5.1. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing any such counterpart.

           Section  5.2.  Credit  Agreement.   Except  as  specifically
amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms, unaffected by this Amendment.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment.

Washington Mutual Bank, FA                Vicon Industries, Inc.


By:_________________________              By:
                                             ---------------------------
     Name: Sean M. Umhafer                   Name:  John Badke
     Title:  Vice President                  Title: Vice President, Finance
     Date signed:  February 12, 2002         Date signed:  February 12, 2002

                                    Exhibit B

                        Guarantor Confirmation Agreement


            Guarantor Confirmation Agreement dated effective February 12, 2002 in favor of Washington Mutual Bank, FA, successor to The Dime Savings Bank of New York, FSB and to KeyBank National Association (the "Bank"), given by Vicon Industries International Sales Corp., Vicon Industries Foreign Sales Corp. and TeleSite U.S.A., Inc. (the "Guarantors").

            A. Vicon Industries, Inc. (the "Borrower") has on the date hereof, executed and delivered to the Bank Amendment No. 1 to the Credit Agreement dated July 20, 1998 between Borrower and the Bank (the "Credit Agreement.

            B. Pursuant to the Credit Agreement and in connection therewith, each of the Guarantors executed and delivered to the Bank their respective guaranties (the "Guaranties") under which each Guarantor guaranteed the indebtedness, liabilities and obligations of the Borrower to the Bank under the Credit Agreement and the Loan Documents referred to therein.

            C. The Bank has asked each Guarantor to confirm to the Bank that its respective guaranty applies to all of the Borrower's indebtedness, liabilities and obligations to the Bank under the Credit Agreement, as amended.

            Accordingly, each of the Guarantors jointly and severally confirms, acknowledges and represents to the Bank as follows:

            The Guaranties of each of the Guarantors are in full force and effect in accordance with the terms thereof, and the Guaranties constitute a legal, binding and unconditional guaranty by each of the Guarantors of the due payment and performance by the Borrower of all the indebtedness, liabilities and obligations of the Borrower to the Bank, whether now existing or hereafter arising, including, without limitation, the indebtedness, liabilities and obligations of the Borrower to the Bank under the Credit Agreement and the other Loan Documents. All warranties and representations set forth in the Guaranties respecting the Guarantors are true and correct and all covenants of Guarantors described therein have been performed as of the date hereof.

            IN WITNESS WHEREOF, each of the Guarantors has executed this Guarantor Confirmation Agreement.

TeleSite U.S.A., Inc.                     Vicon Industries Foreign Sales Corp.


By:____________________________           By:______________________________
     Name:  John M. Badke                            Name:  John M. Badke
     Title:  Treasurer                               Title:  Treasurer

                                     Vicon Industries International Sales Corp.


                                          By:______________________________
                                               Name:  John M. Badke
                                               Title:   Treasurer

                              Revolving Credit Note

$5,000,000                                                   February 12, 2002


     For value received, Vicon Industries, Inc. ("Borrower") promises to pay to the order of Washington Mutual Bank, FA (the "Bank"), at the Bank's office at 1377 Motor Parkway, Islandia, New York 11788, on or before July, 31 2004 ("Maturity Date"), the principal amount of $5,000,000, or the actual amount advanced by the Bank to Borrower pursuant to this Revolving Credit Note, in lawful money of the United States of America and in immediately available funds, on the date and in the manner provided in the Credit Agreement (as defined below). Borrower also promises to pay interest on the unpaid principal balance hereof at the rate or rates of interest as provided in the Credit Agreement, on the dates and in the manner provided therein.

     The holder of this Note shall record the date and amount of each Loan made by the Bank, and the date and amount of each payment of principal or interest, either on the schedule attached hereto, or on such computer, magnetic disk, tape or other such electronic data storage and retrieval system as the Bank considers adequate for such purpose, in its sole and absolute discretion. Any such record shall constitute prima facie evidence of the accuracy of the information so recorded, but no failure of or any error in so recording, shall affect Borrower's obligation to repay any amount borrowed pursuant to the Credit Agreement, with interest thereon.

     This Revolving Credit Note is subject to and governed by all the terms, conditions, covenants, representations and warranties made by Borrower in that certain Credit Agreement dated as of July 20, 1998 between Borrower and Lender's predecessor, KeyBank National Association, as amended on February 12, 2002, and as further amended, supplemented or otherwise modified from time to time ("Credit Agreement"). Any and all amounts borrowed and loaned hereunder shall be treated for all purposes as Revolving Credit Loans made by the Bank thereunder, except for the requirement of paying this Revolving Credit Note in full at Maturity Date. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

     The Credit Agreement provides for the acceleration of the maturity of this Note and the Revolving Credit Loans if certain Events of Default occur, for a Default Rate of interest and for prepayments on the terms and conditions specified therein, and the same shall apply to this Revolving Credit Note.

     Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Revolving Credit Note, except as is set forth in the Credit Agreement.

     The terms of this Revolving Credit Note may not be changed orally, but only by an instrument duly executed by Borrower and the Bank.

     This Revolving Credit Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.

                                          Vicon Industries, Inc.

                                          By:____________________________
                                               Name: John M. Badke
                                               Title: Vice President, Finance

                       SCHEDULE OF REVOLVING CREDIT LOANS
                       ----------------------------------


Date     Type                    Principal                       Principal
of       of       Interest       Amount of         Maturity      Paid or
Loan     Loan     Rate           Loan              of Loan       Unpaid
----     ----     --------       -----------       --------      -----------

Schedule I - Description of Liens
---------------------------------


- First, second and third mortgage liens held by the Bank, as successor to KeyBank National Association ("KeyBank") on Borrower's real property, fixtures and other property attached thereto located at 89 Arkay Drive, Hauppauge, New York .

- Mortgage debenture on all assets of Vicon Industries Limited and first legal mortgage on real property located at Site P3, Brunel Way, Segensworth Industrial Estate, Fareham, UK.

- See list of Liens on Borrower's personal property set forth on Annex 1 hereto.


                                             ANNEX 1
                                             -------



Debtor                  Creditor                        Place of Filing      Date      Filing No.      Collateral
---------------------------------------------------------------------------------------------------------------------------

Vicon Industries, Inc.  Tokai Financial Services, Inc.  New York State       4/2/97    065756          Specified personal
                                                                                                       property
Vicon Industries, Inc.  Copelco Capital Inc.            New York State       5/21/97   104391          Canon copier
                                                                                                       pursuant to lease
Vicon Industries, Inc.  KeyBank National Association    New York State       2/11/98   030487          All fixtures & equip.
                                                                                                       re: real property
Vicon Industries, Inc.  MCS Business Solutions Inc.     New York State       3/27/98   0649664         Canon copiers
                                                                                                       pursuant to lease
Vicon Industries, Inc.  MCS Business Solutions Inc.     New York State       7/2/98    141599          1 Canon copier
                                                                                                       pursuant to lease
Vicon Industries, Inc.  MCS Business Solutions Inc.     New York State       7/9/98    147362          1 Canon copier
                                                                                                       pursuant to lease
Vicon Industries, Inc.  KeyBank National Association    New York State      11/29/99   240651          Condemnation
                                                                                                       awards, insurance
                                                                                                       proceeds, fixtures,
                                                                                                       etc. re: real property
Vicon Industries, Inc.  Copelco Capital Inc.            Suffolk County       5/12/97    97-08204       (Same as 104391)
Vicon Industries, Inc.  KeyBank National Association    Suffolk County       2/10/98    98-02407       (Same as 030487)
Vicon Industries, Inc.  MCS Business Solutions Inc.     Suffolk County       4/2/98     98-05825       (Same as 064966)
Vicon Industries, Inc.  MCS Business Solutions Inc.     Suffolk County       7/10/98    98-12405       (Same as 141559)
Vicon Industries, Inc.  MCS Business Solutions Inc.     Suffolk County       7/17/98    98-13110       (Same as 147362)
Vicon Industries, Inc.  KeyBank National Association    Suffolk County      11/29/99    99-21854       (Same as 240651)



Schedule II - List of Subsidiaries of Borrower
----------------------------------------------

Name of Subsidiary                         Jurisdiction           Ownership
-----------------                          ------------           --------
Vicon Industries Limted                    United Kingdom         100%

Vicon Industries International Sales Corp. New York               100%

Vicon Industries Foreign Sales Corp.       Virgin Islands         100%

Vicon Industries (HK) Limited              Hong Kong              60%

Telesite USA, Inc.                         New Jersey             100%

Q. S. R. Ltd.                              Israel                 100%

Schedule III - List of Credit Agreements
----------------------------------------

- Loan, mortgage and security agreements dated January 29, 1998, originally in the aggregate principal amount of $2,900,000, between Borrower and Keybank.

- Advice of Borrowing Terms dated March 13, 2001 between Vicon Industries Limited and National Westminster Bank PLC, including a 600,000 Pounds Sterling (PS) Overdraft, 300,000 PS Forward Exchange Liability, 250,000 PS Terminable Indemnities and 20,000 PS Inward Collections facilities.

- Commercial fixed rate loan dated March 24, 1997 originally in the amount of 500,000 PS between Vicon Industries Limited, and National Westminster Bank PLC

- Master lease agreement dated March 18, 1997 between Borrower and Tokai Financial Services, Inc. for the financial lease of office furniture in the amount of $256,000.

- Loan, mortgage and security agreements dated October 12, 1999, originally in the principal amount of $1,200,000, between Borrower and KeyBank.

Schedule V - List of Guaranties
-------------------------------

- Vicon Industries, Inc. guarantee dated July 6, 1989 of 1,000,000 Pounds Sterling to National Westminster Bank PLC as security for Vicon Industries Limited credit facilities under the Advice of Borrowing Terms agreement dated March 24, 1998.